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Exhibit 10.27

INLAND REVENUE
AUTHORITY
OF SINGAPORE

O R I G I N A L

Certificate of Stamp Duty

Certificate No.	: 019058-00LA1-1-002258600
Certificate Issued Date	: 31/01/2000
User's Reference	: 7392-WBE
Unique Doc. Reference	: 2000013100392
Description of Document	: Agreement For Lease (Ad Valorem)
Date of Document	: 28/01/12000
Property Description	:
Building	: 361,UBI ROAD 3, #02-03, Singapore 408664
Landlord/Lessor	: ARMORCOAT INTERNATIONAL PTE LTD(ROC-199607272Z)
Tenant/Lessee	: ESOFT INCORPORATED(OTH-TDB83/E0249)
Stamp Duty	: S$ 164.00
Total Amount	: S$ 164.00
31/01/2000iaf3011
S$ 164.00
019058-00LA1-1-002258600
006f67aaa2a42f4109d9e344b060e616

TENANCY AGREEMENT

        AN AGREEMENT made on the 28 of January Two Thousand. (2000)

        BETWEEN

        M/s ArmorCoat International Pte Ltd Company Registration No. 199607272Z of 361, Ubi Road 3, Singapore 408664. (hereinafter called "the Landlord" which expression shall where the context so admits include the person entitled for the time being to the reversion immediately expectant on the term hereby created of the one part

        AND

        M/s eSoft, Incorporated Company Registration No. TDB 83/E0249 hereinafter called "the Tenant" which expression shall where the context so admits include the Tenant's successors and assigns) of the other part.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.
The Landlord agrees to let and the Tenant agrees to take all that property situated at 361, Ubi Road 3 #02-03, Singapore 408664 and better identified in the plan Annex hereto and hatched in red (hereinafter called "the said premises") from 1st day of February 2000 for a term of Two (2) years, at the rent of Singapore Dollars: One Thousand Seven Hundred And Fifty One Only. (S$1,751.00) month comprising:

a)
Singapore Dollars: One Thousand And Seven Hundred Only ($1,700.00) inclusive of maintenance, being rental in respect of the said premises;

b)
Singapore Dollars: Fifty One Only ($51.00) being Goods And services Tax (GST) payable.

  The first payment of Singapore Dollars One Thousand Seven Hundred And Fifty One Only (S$1,751.00) for the rent for the period from 1st March 2000 to 31st March 2000 is payable on the signing of this Agreement. Subsequent payment of Singapore Dollars One Thousand Seven Hundred And Fifty One Only (S$1,751.00) is payable monthly in advance without deduction whatsoever on the 1st day of each month.

2.
The Tenant hereby agrees with the Landlord as follows:

a)
To pay the said rent at the times and in manner aforesaid.

b)
To pay and maintain a deposit of Singapore Dollars Three Thousand Four Hundred Only. (S$3,400.00) being equal to Two (2) months rent upon the signing of this Agreement (the receipt whereof the Landlord hereby acknowledges) as security against the breach of any term or condition of this Agreement, such deposit less all damages, cost and expenses property by the Tenant to the Landlord in this agreement to be refunded (free of interest) at the expiry or lawful termination of this tenancy. This deposit shall not be utilised as set-off for any rent due payable during the currency of this Agreement.

c)
To pay all charges due in respect of any telephones or other equipment installed at said premises, including any tax payable hereon. The Tenant, unless requested otherwise, shall be the subscriber for all the aforesaid services and shall bear all cost and expense for the installation of meters and other devices required.

d)
To pay all charges for the supply of electricity, and any such installations installed or used at the said premises, including any tax payable thereon.

e)
To keep the interior of the said premises including the sanitary and water apparatus and the fixture and the doors and windows thereof in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

  f)
  To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin.

  g)
  To comply with all such rules and regulations and conditions as may be imposed from time to time on occupiers of the building by the Landlord and/or the Management Corporation or other bodies (where applicable) for the proper management of the same.

  h)
  To yield up the said premises at the expiration or sooner determination of this tenancy in such good and tenantable repair and condition (fair wear and tear excepted) as shall be in accordance with the conditions, covenants and stipulations herein contained and with all locks keys.

  i)
  During the Two (2) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable by prior appointment to bring interested parties to view the said premises for the purpose of letting the same.

  j)
  During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this tenancy.

  k)
  Not to make or permit to be made any structural alterations to the said premises.

  l)
  To use the said premises strictly as a OFFICE only and not to do or permit to be done upon the said premises any act or thing which may be or may become a nuisance or annoyance to or in any way interfere with the quiet or comfort of any other adjoining occupiers or to give reasonable cause for complaint from the occupants of neighbouring premises and not to use the said premises for any unlawful or immoral purposes.

  m)
  Not to use the said premises or any part thereof other than office in connection with and for the purpose of the Tenant's business and to obtain licences and permits at the Tenant's expense from the relevant authorities where necessary.

  n)
  Not to exceed the maximum electricity load and not to load or permit to be loaded on any part of the floors of the said premises weights exceeding those specified by the Landlord, Management Corporation or other bodies (where applicable).

  o)
  Not to assign sublet or part with the possession of the said premises or any part thereof without the written consent of the Landlord which consent shall not be unreasonably withheld in the case of a respectable and responsible tenant.

  p)
  Not to keep or permit to be kept on the said premises or any part thereof materials of a dangerous or explosive nature or the keeping of which may contravene any statue or subsidiary legislation.

  q)
  Not to do or permit to be done anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased.

  r)
  Not to carry out any structural alterations or redecoration or install any plant engine machinery electrical wiring sanitary or electrical fittings in the premises except with prior consent of the Landlord in writing and in conformity with all relevant laws, by-laws and regulations of the authorities.

  s)
  To install any electrical wiring sanitary or electrical fittings in the premises which are required by the relevant authorities and their specification.

3.
The Landlord hereby agrees with the Tenant as follows:

a)
To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoings (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon.

b)
To maintain the structural condition of the said premises including sanitary pipes and electrical wiring and to keep the roof of the said premises in good and tenantable repair and condition.

c)
That the Tenant paying the rent hereby reserved and observing and performing the several conditions, covenants and stipulations on the Tenant's part herein contained shall peaceable hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

4.
Provided always and it is expressly agreed as follows:

a)
If the rent hereby reserved shall not be paid for Seven (7) days after its due date or if there shall be a breach of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, the Landlord shall be entitled to re-enter upon the said premises and thereupon this tenancy shall immediately absolutely determine but without prejudice to any right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach.

b)
In the event the rent remaining unpaid (7) days after becoming payable (whether formally demanded or not), it shall be lawful for the Landlord to claim interest at one percent (1%) per month on the amount unpaid calculated from after the date due to the date of actual payment.

c)
The Landlord shall not be liable to the Tenant or the Tenant's invitees, servants agents or agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffered, damage to or loss of any chattel property sustained on the said premises.

d)
In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire lightning riot explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use, then and in every such case (unless the insurance money shall be omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the destruction or damage sustained shall be suspended and cease to be payable in respect of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage.

e)
In case the said premises shall be destroyed or damaged as aforesaid, either party shall be at liberty by notice in writing to the other determine this tenancy, and upon such notice being given, this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable, shall be refunded to the Tenant forthwith but without prejudice to any right of action either party in respect of any antecedent of this Agreement by the other.

  f)
  If this Agreement should be lawfully terminated by notice in writing by the Tenant or the Landlord before the expiry of the Tenancy herein as aforesaid, the Tenant shall refund to the Landlord, pro rate, the commission of Singapore Dollars One Thousand And Seven Hundred Only. (S$1,700.00), paid by the Landlord to this agent M/s Ripton Realty Pte Ltd of Blk 208, #04-215 Hougang Street 21, Singapore 530208. The Landlord shall be entitled to deduct such refund from the deposit held by the Landlord.

  g)
  The Landlord shall on the written request of the Tenant made not less than three (3) months before the date of expiry of this tenancy, and if there shall not at the time of such request be any existing breach or any non-observance of any of the conditions, covenants or stipulations on the part of the Tenant herein contained, at the expense of the Tenant, grant to the Tenant a tenancy of the said premises for a further term of One (1) years from the date of expiry of this tenancy at a rent to be agreed based on the prevailing market rent but otherwise containing the like conditions, covenants an stipulations as are herein contained with the exception of this option for renewal. In the event of failure to reach agreement as to the rent, the rent shall be determined by a valuer to be appointment by the Landlord and the Tenant, and in the absence of agreement as to the valuer to be appointed, such appointment shall be made at the request of the parties by the President for the time being of the Association Of Singapore Realtors (ASR). The costs of the valuer shall be borne equally between the Landlord and the Tenant.

  h)
  The waiver by either party of a breach or default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party.

  i)
  Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the above-mentioned address by registered post. Any notice sent by post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

  j)
  The stamp duty for stamping this Agreement in duplicate shall be borne by the Tenant and shall be paid on the date of signing of this Agreement.

  k)
  This Agreement shall be subject to the laws of the Republic Of Singapore.

  l)
  Notwithstanding anything in this Agreement, the Landlord and the Tenant mutually agree that either party may terminate the Tenancy by giving the other TWO (2) months written notice of such of their intention.

        IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.

SIGNED by the Landlord	)
)
) /s/ Signature illegible
In the presence of	)
Name :	)
Nric No :	)
Address :	) /s/ Signature illegible
SIGNED by the Tenant	)
)
) /s/ Signature illegible
In the presence of	)
Name :	)
Nric No :	)
Address :	) /s/ Signature illegible

Annex Plan

[Diagram of leased property]

QuickLinks

O R I G I N A L Certificate of Stamp Duty
TENANCY AGREEMENT
Annex Plan
[Diagram of leased property]